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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )


Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
     (AS PERMITTED BY RULE 14a-6(e)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[X]  Soliciting Material Pursuant to (S)240.14a-12


                           ARV Assisted Living, Inc.
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               (Name of Registrant as Specified In Its Charter)

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Filed by ARV Assisted Living, Inc. pursuant to Rule 14a-12 under the Securities
Exchange Act of 1934. Subject Company: ARV Assisted Living, Inc. Commission File
No.: 0-949322


     The following communication was sent on January 10, 2003 by Cohen & Steers Capital Advisors LLC on behalf of the Special Committee of the Board of Directors of ARV Assisted Living, Inc. ("ARV"). The following communication is not a solicitation of a proxy, nor is it an offer to purchase or a solicitation of an offer to sell shares of ARV. In connection with the proposed transaction with Prometheus Assisted Living, L.L.C. ("Prometheus"), ARV will file a proxy statement with the SEC. Investors and security holders are advised to read the proxy statement and related materials, including the Agreement and Plan of Merger, when they become available, because they will contain important information. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by ARV with the SEC at the SEC's web site at http://www.sec.gov. Free copies of the proxy statement, once available, and ARV's other filings with the SEC may also be obtained from ARV by directing a request to the Company's corporate secretary.

     ARV, its directors and certain executive officers may be deemed under the rules of the SEC to be "participants in the solicitation" of proxies from the stockholders of ARV in favor of the proposed transaction with Prometheus. Information about the directors and executive officers of ARV and their ownership of ARV common stock is set forth in the proxy statement, dated April 22, 2002, for ARV's 2002 annual meeting of stockholders, as filed with the SEC on Schedule 14A. Investors and security holders of ARV may obtain additional information regarding the interests of the "participants in the solicitation" by reading the proxy statement relating to the transaction when it becomes available.

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               [LETTERHEAD OF COHEN & STEERS CAPITAL ADVISORS LLC]


January 10, 2003

Mr. Granger Cobb
President and Chief Executive Officer
Summerville Senior Living, Inc.
3000 Executive Parkway, Suite 530
San Ramon, CA 94583-4254


Dear Granger:

          I am responding on behalf of the Special Committee of the Board of Directors of ARV Assisted Living, Inc. (the "Company") to your letter of January 9, 2003. The Special Committee carefully considered Summerville's prior indications of interest in deciding to recommend the announced transaction with Prometheus. Among other factors, the Special Committee took into consideration each interested party's ability ultimately to consummate a transaction.

          In November 2002, the Special Committee requested that you provide additional information to explain how Summerville's proposed transaction could be completed in light of Prometheus' significant ownership stake in the Company. However, you have failed to provide any reasonable basis for the Special Committee to conclude that Summerville could consummate a transaction along the lines that you proposed. In light of this and other factors, the Special Committee concluded that the interests of the public stockholders would be best served by entering into the merger agreement with Prometheus.


                                               Sincerely,

                                               /s/ Bradley G. Razook

                                               Bradley G. Razook
                                               Managing Director

cc:  Mr. Richard Ackerman